Exhibit 10.2
AMENDMENT NO. 1 TO
THIRD AMENDED AND RESTATED
2005 STOCK INCENTIVE PLAN
OF
THE CLOROX COMPANY

This AMENDMENT NO. 1 to the Third Amended and Restated 2005 Stock Incentive Plan (the “Plan”) of The Clorox Company (the “Company”) was approved by the Management Development and Compensation Committee of the Board of Directors of the Company, effective as of September 21, 2021.

Pursuant to this amendment, Section 14(b) of the Plan shall be deleted in its entirety and replaced with the below:

Unless otherwise determined by the Committee and reflected in the terms of an Award at the time of grant, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items and the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other filings with the SEC or as otherwise based on the Company’s accounting as set forth in its books and records (including business projections) and/or in the annual budgets and/or long range plans of the Company pursuant to which such performance goals were established.